UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

NEXTGEN HEALTHCARE, INC.
(Name of Registrant as Specified in Its Charter)

SHELDON RAZIN LANCE E. ROSENZWEIG KENNETH H. FEARN, JR. RAMON GREGORY JULIE SCHOENFELD RUBY SHARMA
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sheldon Razin (“Mr. Razin”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his slate of highly-qualified director nominees at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of NextGen Healthcare, Inc., a California corporation (the “Company”).

On August 26, 2021, Mr. Razin issued the following press release:

Two NextGen Healthcare Directors File Preliminary Proxy Statement to Elect New Individuals to the Company’s Board at the 2021 Annual Meeting

Founder and Director Sheldon Razin and Director Lance Rosenzweig Believe Extraordinary Action is Required to Fix the Company’s Imperial Boardroom Culture and Prevent the Irreversible Impairment of Shareholder Value

Highlight That the Board’s Dysfunction and Insular Mentality During the Six-Year Chairmanship of Jeffrey Margolis has Resulted in Anemic Organic Growth, Deteriorating Margins and Sustained Share Price Underperformance

Note the Company’s Proxy Statement Proposes an Array of Brazen Entrenchment Maneuvers and Manipulations of the Corporate Machinery, Which Benefit Mr. Margolis and Other Board Leaders at the Expense of Shareholders’ Rights

IRVINE, Calif.--(BUSINESS WIRE)--Sheldon Razin, who collectively with Lance Rosenzweig and the other participants in his solicitation owns approximately 15.2% of the outstanding common shares of NextGen Healthcare, Inc. (NASDAQ: NXGN) (“NextGen Healthcare” or the “Company”), yesterday filed a preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for October 13, 2021. Messrs. Razin and Rosenzweig currently serve on NextGen Healthcare’s Board of Directors (the “Board”). In addition to himself and Mr. Rosenzweig, Mr. Razin has nominated four additional individuals – Kenneth H. Fearn, Ramon Gregory, Julie Schoenfeld and Ruby Sharma – for election to the Board at the Annual Meeting.

Messrs. Razin and Rosenzweig commented:

“It’s unfortunate that we have been forced to take the extraordinary step of nominating an alternative slate of director candidates for election at this year’s Annual Meeting. Hopefully our fellow shareholders understand that we wouldn’t have gone down this road without believing – beyond any doubt – that facilitating meaningful Board change is the key to putting NextGen Healthcare back on a path to market leadership and organic growth. When we have engaged with Chairman Jeffrey Margolis and other Board leaders in recent years about adopting a pro-shareholder agenda and embracing better corporate governance, we have both faced isolation and ostracism. We have encountered similar reactions over the last several months when suggesting consensual resolutions that would have mitigated the need for an election contest. We believe this imperial boardroom culture has had an increasingly corrosive effect on the business during the six-year chairmanship of Mr. Margolis, as evidenced by the Company’s anemic organic growth, deteriorating margins and sustained underperformance.

Rather than rely solely on our analysis, however, we encourage shareholders to review the Company’s recently-filed preliminary proxy statement to understand the extent to which Mr. Margolis and his allies are prioritizing their own interests above all else. The Company wants to stack the Annual Meeting agenda with entrenchment maneuvers and manipulations of the corporate machinery. Notably, there is a proposal to eliminate cumulative voting at this year’s Annual Meeting in order to reduce the voting power of large shareholders. In addition, the proposal to reincorporate NextGen Healthcare in Delaware would prevent shareholders from filling director vacancies and acting by written consent. The Company also wants to make it significantly harder for shareholders to call a special meeting by increasing the threshold from 10% of outstanding shares to 25% of outstanding shares. These are just a few of the ploys that were not mentioned in the Board’s arrogant and disingenuous August 23rd public letter, which also included an array of distortions and misrepresentations about us.

At its core, this election contest should come down to which slate of director candidates is more aligned, more credible and more capable in the healthcare services and technology verticals. We are confident in our ability to clearly demonstrate the Razin slate’s alignment of interests with shareholders, commitment to good governance and transparency, and diverse backgrounds across an array of important business functions. We believe the balance of power in the boardroom must be evened out and reset. While the current Board wastes shareholders’ capital on numerous high-priced advisors to fight change, our slate looks forward to conducting thoughtful analysis and preparing an operating plan that can create long-term value for investors, providers and patients. The two of us want NextGen Healthcare to be an innovative, thriving business when we step aside and ultimately pass the baton to a new generation of engaged leaders.”

Certain Information Concerning the Participants

Sheldon Razin (“Mr. Razin”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his slate of highly-qualified director nominees at the 2021 Annual Meeting of Shareholders of NextGen Healthcare, Inc., a California corporation (the “Company”).

MR. RAZIN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MR. RAZIN WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MR. RAZIN’s PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Sheldon Razin, Kenneth Fearn, Ramon Gregory, Lance Rosenzweig, Julie Schoenfeld and Ruby Sharma.

As of the date hereof, Mr. Razin beneficially owns 10,200,327 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, 100 shares of which are held of record by Mr. Razin. As of the date hereof, Mr. Rosenzweig beneficially owns 35,782 shares of Common Stock. As of the date hereof, none of Messrs. Fearn or Gregory or Mses. Schoenfeld or Sharma beneficially own any shares of Common Stock.

Contacts

Harkins Kovler
Jordan Kovler / Rahsaan Wareham, 212-468-5380
jkovler@harkinskovler.com / rwareham@harkinskovler.com

MKA
Greg Marose / Charlotte Kiaie, 646-386-0091
gmarose@mkacomms.com / ckiaie@mkacomms.com

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